Exhibit 10.28

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of October 19, 2022, by and among Miami International Holdings, Inc., a Delaware corporation (the “Company”), Dennis D. Dorman and Dorman Trading Company I, Inc., an Illinois corporation (each, a “Holder”, and together with any Holder, added as set forth herein, or transferee of rights hereunder, the “Holders”).

RECITALS

WHEREAS, the Holders are party to that certain Membership Interest Purchase Agreement, dated as of September 30, 2022 (the “Purchase Agreement”), by and among the Company, Dorman Trading, LLC, and each of the Holders, pursuant to which, among other things, the Company has agreed to purchase, and the Holders have agreed to sell, all of the outstanding equity interests in Dorman Trading, LLC, upon the terms and subject to the conditions therein; and

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions herein, to provide certain registration rights to the Holders, upon the terms and subject to the conditions herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1.            “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2.            “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3.            “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto; (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any other violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4.            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5.            “Excluded Registration” means: (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6.            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7.            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8.            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.9.            “IPO” means the initial underwritten public offering of the shares of Common Stock pursuant to an effective registration statement (other than on Form S-8 or a comparable form) under the Securities Act.

1.10.            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.11.            “Registrable Securities” means: (i) Common Stock held by a Holder as of the date of this Agreement; (ii) any Common Stock, or any Common Stock issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company held as of the date of this Agreement or acquired by a Holder after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.2.

1.12.            “Registrable Securities then outstanding” means the number of shares of Common Stock determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.13.            “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.10(b) hereof.

1.14.            “SEC” means the U.S. Securities and Exchange Commission.

1.15.            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.16.            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.17.            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.18.            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined in Section 2.4) borne and paid by the Company as provided in Section 2.4.

2.            Piggyback Registration Rights. The Company covenants and agrees as follows:

2.1.            Company Registration. On or following the date that is six months after the IPO, if the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.4.

(a)            Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s Common Stock pursuant to Section 2.1, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion. The Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion to (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, that an individual selling Holder may elect to further reduce the number of Registrable Securities applicable to such selling Holder to an amount less than its otherwise applicable pro rata portion for such registration. To facilitate the allocation of shares of Common Stock in accordance with the above provisions, the Company or the underwriters may round the number of shares of Common Stock allocated to any selling Holder to the nearest 100 shares. For purposes of the provision in this Section 2.1 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such selling Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.2.            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to the resale of such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective within ninety (90) days and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)            use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders within twenty (20) days following the original filing of such registration statement; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)            use reasonable best efforts to provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)            promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.3.            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities and any other information that in the reasonable discretion of the Company is required to effect the registration of the resale of such Holder’s Registrable Securities.

2.4.            Expenses of Registration. The Company shall pay all expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements (not to exceed $5,000 in the aggregate) of one counsel for the undersigned selling Holders, which counsel shall be reasonably acceptable to the Company, which for purposes herein Thompson Coburn LLP shall be deemed acceptable (“Selling Holder Counsel”). By executing this Agreement, each Holder expressly agrees to the representation of its interests by the Selling Holder Counsel; provided that each selling Holder shall reserve the right to separately engage legal representation of its own choosing at its own cost and expense upon written notice to the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the selling Holders pro rata on the basis of the number of Registrable Securities included in each applicable registration statement on their behalf.

2.5.            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.6.            Indemnification. If the resale of any Registrable Securities is included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such selling Holder; legal counsel and accountants for each such selling Holder; any underwriter (as defined in the Securities Act) for each such selling Holder; and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such selling Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such selling Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other such selling Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the selling Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall any indemnity under this Section 2.6(b) exceed the proceeds from the offering received by such selling Holder (net of any Selling Expenses paid by such selling Holder), except in the case of fraud or willful misconduct by such selling Holder.

(c)            Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the Company and a majority of the indemnified parties hereunder; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d)            Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares of Common Stock registered in such offering, a copy of the Final Prospectus to the Person asserting the Damages in any case in which such delivery was required by the Securities Act.

(e)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then, and in each such case, such parties will contribute to the aggregate Damages or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such Damage or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a selling Holder’s liability pursuant to this Section 2.6(e), when combined with the amounts paid or payable by such selling Holder pursuant to Section 2.6(b), exceed the proceeds from the offering received by such selling Holder (net of any Selling Expenses paid by such selling Holder), except in the case of willful misconduct or fraud by such selling Holder.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and selling Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.7.            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall after the effective date of the registration statement filed by the Company for the IPO:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.8.            “Market Stand-off” Agreement. In connection with the IPO of the Company or any registration pursuant to Section 2.1 (whether or not such Holder is a participant in such registration), each Holder will enter into any customary lock-up, holdback or similar agreements requested by the managing underwriter(s) (each, a “Lock Up Agreement”). Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the IPO or other registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 (whether or not such Holder is a participant in such registration), and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed (x) one hundred eighty (180) days in the case of the IPO, which period may be extended upon the request of the managing underwriter(s) for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (y) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter(s) for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the Holder or any other securities so owned convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.8 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock on a fully diluted basis are subject to the same restrictions. The underwriters in connection with any such registration are intended third-party beneficiaries of this Section 2.8 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, each Holder agrees to execute such further agreements (including, but not limited to, the Lockup Agreement) as may be reasonably requested by the underwriters in connection with any such registration that are consistent with this Section 2.8 or any agreement (including, but not limited to, the Lockup Agreement) containing terms and conditions that may differ from the restrictions set forth herein but are reasonably determined by the underwriters to be necessary in order to ensure the success of such offering. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. For the avoidance of doubt, the Company and each Holder agree that (i) any market stand-off or lock-up provisions that may be applicable to a Holder upon consummation of the transactions contemplated hereby (collectively referred to as the “Lock-Up”) shall not prohibit Affiliates of the Holder that have not separately signed the Lockup Agreement from engaging in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their business, other than with respect to Common Stock of the Company then owned by such Holder, and (ii)(1) any entity in which any of the Holders’ affiliated investment funds, if any, may now or in the future have an investment and (2) any entity (other than a Holder, if any Holder is an entity) on whose board of directors one or more of a Holder’s officers may now or in the future serve, shall not be deemed subject to, or bound by, the Lock-Up in part or in its entirety, except, in each case, to the extent a Holder directly or indirectly possesses and exercises the power to dispose or direct the disposition of Common Stock of the Company or securities convertible into or exercisable or exchangeable for Common Stock of the Company held by or on behalf of any such entity or to cause any such entity to enter into a transaction that would be prohibited pursuant to the Lock-Up if effected directly by a Holder. Each Holder and the Company agree that any agreement entered into to give effect to the Lock-Up shall contain a provision substantially the same as the foregoing.

2.9.            Requirements for Participation in Underwritten Offerings. No Holder may participate in any registration of an underwritten offering of the Company’s securities hereunder unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

2.10.            Restrictions on Transfer Under the Securities Act.

(a)            The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of this Agreement and the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)            Each certificate or instrument representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the securities referenced in clause (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE CORPORATION.

ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION (“ARTICLE NINTH”) PROVIDES THAT, SUBJECT TO CERTAIN EXCEPTIONS, FOR SO LONG AS THE CORPORATION SHALL CONTROL, DIRECTLY OR INDIRECTLY, A CONTROLLED NATIONAL SECURITIES EXCHANGE, (A) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 40% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; (B) NO EXCHANGE MEMBER, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 20% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; AND (C) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, AT ANY TIME MAY, DIRECTLY, INDIRECTLY OR PURSUANT TO ANY VOTING TRUST, AGREEMENT, PLAN OR OTHER ARRANGEMENT, VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION OR GIVE ANY CONSENT OR PROXY WITH RESPECT TO SHARES REPRESENTING MORE THAN 20% OF THE VOTING POWER OF THE THEN ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, NOR MAY ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, ENTER INTO ANY AGREEMENT, PLAN OR OTHER ARRANGEMENT WITH ANY OTHER PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, UNDER CIRCUMSTANCES THAT WOULD RESULT IN THE SHARES OF CAPITAL STOCK OF THE CORPORATION THAT ARE SUBJECT TO SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT NOT BEING VOTED ON ANY MATTER OR MATTERS OR ANY PROXY RELATING THERETO BEING WITHHELD, WHERE THE EFFECT OF SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT WOULD BE TO ENABLE ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, TO VOTE, POSSESS THE RIGHT TO VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION WHICH WOULD REPRESENT MORE THAN 20% OF SAID VOTING POWER. CAPITALIZED TERMS HAVE THE MEANINGS SET FORTH IN ARTICLE NINTH. ARTICLE NINTH ALSO PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON ANY SALE, TRANSFER, ASSIGNMENT OR PLEDGE, THAT WOULD VIOLATE THE PROVISIONS OF ARTICLE NINTH AND FURTHER PROVIDES FOR THE RIGHT OF THE CORPORATION TO REDEEM SUCH SHARES TRANSFERRED OR VOTED IN VIOLATION OF ARTICLE NINTH. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF ARTICLE NINTH SHALL BE NULL AND VOID.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.10.

3.            Miscellaneous.

3.1.            Term. This Agreement shall terminate upon the earlier of (i) the second (2nd) anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holder is permitted to sell the Registrable Securities held by such Holder without registration pursuant to Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Sections 2.6 shall survive any termination.

3.2.            Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Holder may not assign any of its rights under this Agreement without the prior written consent of the Company, except to its affiliates; provided, however, that such permitted transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

3.3.            Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York.

3.4.            Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5.            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6.            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the recipient’s next business day; (c) five (5) days (ten (10) days for international delivery) after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day (or two (2) business days for international delivery) after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 3.6. Business days shall be computed with respect to the recipient’s business calendar.

3.7.            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8.            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9.            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10.            Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof. There are no other agreements, representations, or warranties as to the subject matter hereof not set forth herein.

3.11.            Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

3.12.            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[The remainder of this page is intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Company:

Address for Notices:	MIAMI INTERNATIONAL HOLDINGS,INC.

7 Roszel Road, Suite 1A
Princeton, NJ 08540
Attn.: Barbara J. Comly, General Counsel	By:
Telephone: 609-987-0100		Thomas P. Gallagher
Email: bcomly@miami-holdings.com		Chairman& Chief Executive Officer

With a copy to (which shall not constitute notice):

Gallagher, Briody & Butler

116 Village Boulevard, Suite 310

Princeton, New Jersey 08540

Attn: Jonathan M. Grischuk

Telephone: 609-452-6000

Email: jgrischuk@gbblawyers.com

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn:      James R. Burns

Laura L. Delanoy

Tej Prakash

Phone: 202-303 1241

212-728-8662

212-728-8505

E-Mail: jburns@willkie.com

ldelanoy@willkie.com

tprakash@willkie.com

[Signature page to Registration Rights Agreement]

The Holders:

Address for Notices:

Print Name of Holder

Telephone:	By:
Email:
Name:
Title:

With a copy to:

Thompson Coburn LLP

55 E Monroe St, Suite 3700

Chicago, IL 60603

Attention: David J. Kaufman

Email: djkaufman@thompsoncoburn.com

[Signature page to Registration Rights Agreement]

Address for Notices:

Print Name of Holder

Telephone:	By:
Email:
Name:
Title:

With a copy to:

Thompson Coburn LLP

55 E Monroe St, Suite 3700

Chicago, IL 60603

Attention: David J. Kaufman

Email: djkaufman@thompsoncoburn.com

[Signature page to Registration Rights Agreement]